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                                                                     Exhibit 24F

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Vicki A. O'Meara, David M. Beilin and Carlos J. Abarca, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign the Ryder System, Inc. Form S-8 Registration Statements and/or the Post-Effective Amendments to the Form S-8 Registration Statements for the Ryder System, Inc. 1995 Stock Incentive Plan, and the Ryder System, Inc. Directors Stock Plan, and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with the New York Stock Exchange, Chicago Stock Exchange, and Pacific Exchange, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

                                       /s/ LYNN M. MARTIN
                                       -----------------------------------------
                                       Lynn M. Martin


STATE OF FLORIDA   )
                   )    ss:
COUNTY OF DADE     )

Before me appeared Lynn M. Martin, personally known to me and known to me to be the person described in and who executed the foregoing instrument, and acknowledged to and before me this 26th day of July, 2001 that he or she executed said instrument for the purposes therein expressed.


                                       Witness my hand and official seal:



                                       /s/ DELORES CLARK
                                       -----------------------------------------
                                       Notary Public

My commission expires: